Instructions for Voting Your Proxy

THE INVESTEC ASIA NEW ECONOMY FUND is offering shareholders of record three alternative ways of voting your proxies:

o   Through the Internet (using a browser)
o   By Telephone
o   By Mail (traditional method)

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

INTERNET VOTING Available only until 5:00 p.m. Eastern time on December 26,
2001.

o   Visit our Internet voting Website at http://proxy.georgeson.com.
o Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.
o   You will incur only your usual Internet charges.

TELEPHONE VOTING Available only until 12:00 p.m. Eastern time on December 27, 2001.

o   This method of voting is available for residents of the U.S. and Canada.
o Please call TOLL-FREE 1-888-899-2580, Monday through Friday 9:00 a.m. - 11:00 p.m. Eastern time, or Saturday 12:00 noon - 6:00 p.m.
o   Your vote will be confirmed and cast as you directed.

VOTING BY MAIL

o Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

o If you are voting by telephone or the Internet, please do not mail your proxy card.


                    --------------    ---------------
                    COMPANY NUMBER    CONTROL NUMBER
                    --------------    ---------------

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

          To vote, mark blocks
   /X/    below in blue or black
          ink as in this example



(continued from other side)


IF THIS PROXY CARD IS RETURNED AND SIGNED, AND NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THE MATTER PRESENTED. THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSAL.


Vote on Proposal:

1.  To approve the Agreement and Plan of    FOR      AGAINST     ABSTAIN
    Reorganization and Liquidation, as      /_/        /_/        /_/
    is more fully described in the
    accompanying Combined Prospectus and
    Proxy Statement, together with each
    and every transaction contemplated
    thereby.

2.  In their discretion, the Proxies are
    authorized to vote upon such other
    business as may properly come before
    the meeting.



                              Please sign exactly as your name appears on this card. When account is joint tenants, all should sign. When signing as executor, administrator, trustee or guardian, please give title. If a corporation or partnership, sign entity's name and by authorized person.

                              ____________________________________________
                              Signature           (Date)


                             ____________________________________________
                             Signature (if jointly held)   (Date)

  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS
                                 PORTION ONLY.

                                INVESTEC FUNDS
                              ASIA NEW ECONOMY FUND

P                SPECIAL MEETING OF SHAREHOLDERS SCHEDULED TO BE
                            HELD ON December 27, 2001
R
          THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of the Investec
O Funds, on behalf of the Investec Asia New Economy Fund (the "Fund"), for use at the special meeting of shareholders ("Special Meeting") to
X be held at the offices of the Fund, 1055 Washington Blvd., 3rd Floor, Stamford, Connecticut on December 27, 2001 at 3:00 p.m. Eastern Time.
Y The undersigned hereby appoints Royce N. Brennan and Ken Silverman and each of them, with full power of substitution, as proxies of the undersigned to vote at the above stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the proposal indicated below:

                                 (continued on other side)